Exhibit 99.1

Dear Mr. Southworth,

Please accept this letter as formal notice of my resignation from my position as Chief Financial Officer of Cyber Enviro Tech, effective April 30, 2026.

I appreciate the opportunity to have served the company.

I will be available on a consultant basis with limited availability to assist with financial reporting as you need.

Thank you again for the opportunity. I continue to wish the company success.

Sincerely,

Deborah Casper-Stone

Deborah Casper-Stone